UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Soliciting Material Under §240.14a-12

CUTERA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cutera, Inc. Acknowledges Receipt of Special Meeting Demand from Daniel Plants

BRISBANE, Calif.—(BUSINESS WIRE)—April 7, 2023— CUTERA, INC. (the “Company”) (Nasdaq: CUTR), a leading provider of aesthetic and dermatology solutions, today acknowledged receipt of, and issued the following response to, a demand by J. Daniel Plants to call a special meeting of stockholders.

In a letter dated April 3, 2023, Mr. Plants, in his capacity as Executive Chairman of the Company’s Board of Directors (the “Board”), purported to call a special meeting of stockholders for the purpose of, among other items, removing the majority of Cutera’s directors without cause (the “Special Meeting Demand”).

On April 6, 2023, the Board established a special committee of independent directors of the Board (the “Special Committee”) to review the Special Meeting Demand and related matters. Consistent with their fiduciary duties, the members of the Special Committee will carefully review the Special Meeting Demand. The Special Committee remains committed to acting in the best interests of the Company and its stockholders and will make a formal recommendation regarding the Special Meeting Demand in due course.

Stockholders are not required to take any action at this time.

Wilson Sonsini is acting as legal counsel to the Company. Sidley Austin LLP is serving as legal counsel to the Special Committee.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of aesthetic and dermatology solutions for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that harness the power of science and nature to enable medical practitioners to offer safe and effective treatments to their patients. For more information, call +1-415-657-5500 or 1-888-4CUTERA or visit www.cutera.com.

Additional Information and Where to Find It

If the Company determines to hold a special meeting of stockholders, the Company will file a proxy statement on Schedule 14A, an accompanying white proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s stockholders for such meeting. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), IF ANY, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, IF AND WHEN, THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of any definitive proxy statement of the Company, an accompanying white proxy card, any amendments or supplements thereto and other documents filed by the Company with the SEC if and when they become available at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the Company’s Investor Relations website at http://ir.cutera.com or by contacting the Company’s Investor Relations Department at IR@cutera.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

If the Company determines to hold a special meeting of stockholders, the Company, its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at such special meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers is included in the Company’s Proxy Statement on Schedule 14A for its 2022 annual meeting of stockholders, filed with the SEC on May 2, 2022, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022 and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the definitive proxy statement for the Company’s special meeting of stockholders and other relevant documents to be filed with the SEC, if and when they become available.

Forward Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to future events, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Cutera undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Investors should consult further disclosures and risk factors included in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the SEC by Cutera.

Contacts:

View source version on businesswire.com: https://www.businesswire.com/news/home/20230324005385/en/

Greg Barker

VP, Corporate FP&A

415-657-5500

IR@cutera.com

Source: Cutera, Inc.